           Exhibit 99.1

Ooma Reports Third Quarter Fiscal Year 2018 Financial Results

Sunnyvale, California, November 28, 2017 -- Ooma, Inc. (NYSE: OOMA), a smart communications platform for small business and residential users, today released financial results for the third quarter ended October 31, 2017.

Third Quarter Fiscal 2018 Financial Highlights:

•

Revenue: Total revenue was $28.5 million, up 6% year-over-year. Driven by 59% growth of Ooma Office, subscription and services revenue increased 10% year-over-year to $25.5 million. Product and other revenue decreased 22% year-over-year to $3.0 million.

•

Net Loss: GAAP net loss was $3.2 million, or $0.17 per basic and diluted share, compared to GAAP net loss of $2.8 million, or $0.16 per basic and diluted share, in the third quarter of fiscal 2017. Non-GAAP net loss was $0.4 million, or $0.02 per basic and diluted share, compared to non-GAAP net loss of $0.3 million, or $0.02 per basic and diluted share, in the third quarter of fiscal 2017.

•	Adjusted EBITDA: Adjusted EBITDA loss was $0.0 million for the third quarter of fiscal 2018 compared to a gain of $0.1 million in the prior year period.

For more information about non-GAAP net loss and Adjusted EBITDA, see the section below titled "Non-GAAP Financial Measures" and the reconciliation provided in this release.

“We are pleased to deliver a solid third quarter driven by 20% growth in our core Office and residential subscription and services revenue,” said Eric Stang chief executive officer of Ooma. “We continue to pursue growth initiatives focused on expanding Ooma Office and delivering new services for Ooma Telo. With our unique platform designed to address small business and residential needs, and the scale of the markets we serve, we believe we’re well positioned for continued growth.”

Business Outlook:

For the fourth quarter fiscal 2018, Ooma expects to report:

•	Total revenue between $29.3 million to $29.8 million.
•	GAAP net loss in the range of $2.8 million to $3.5 million, and non-GAAP net loss in the range of $0.5 million to $1.0 million.
•

GAAP net loss per share in the range of $0.15 to $0.18, and non-GAAP net loss per share in the range of $0.03 to $0.05 based on approximately 19.0 million basic and diluted weighted average common shares outstanding.

For the full fiscal year 2018, Ooma expects to report:

•	Total revenue in the range of $113.5 million to $114.0 million.
•	GAAP net loss in the range of $13.0 million to $13.7 million, and non-GAAP net loss in the range of $1.6 million to $2.1 million.
•

GAAP net loss per share in the range of $0.70 to $0.74, and non-GAAP net loss per share in the range of $0.09 to $0.11 based on approximately 18.6 million basic and diluted weighted average common shares outstanding.

The following is a reconciliation of GAAP net loss to non-GAAP net loss and GAAP basic and diluted loss per share to non-GAAP basic and diluted loss per share guidance for the fourth fiscal quarter and the fiscal year ending January 31, 2018 (in millions, except per share data):

Projected range
	Three Months Ending	Fiscal Year Ending
	January 31, 2018	January 31, 2018
(unaudited)
GAAP net loss	($2.8)-($3.5)	($13.0)-($13.7)
Stock-based compensation and related taxes	2.2-2.4	11.1-11.3
Amortization of intangibles	0.1	0.3
Non-GAAP net loss	($0.5)-($1.0)	($1.6)-($2.1)

GAAP basic and diluted net loss per share	($0.15)-($0.18)	($0.70)-($0.74)
Stock-based compensation and related taxes	0.12-0.13	0.60-0.61
Amortization of intangibles	—	0.01-0.02
Non-GAAP basic and diluted net loss per share	($0.03)-($0.05)	($0.09)-($0.11)
Weighted-average number of shares used in per share amounts:
Basic and diluted	19.0	18.6

Conference Call Information:

Ooma will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today, November 28, 2017. The news release with the financial results will be accessible from the company's website prior to the conference call. Parties in the United States and Canada can access the call by dialing +1 (833) 233-4456, using conference ID 1876019. International parties can access the call by dialing +1 (647) 689-4135, using conference ID 1876019.

The webcast will be accessible on Ooma's investor relations website at http://investors.ooma.com for a period of one year. A telephonic replay of the conference call will be available through Sunday, December 3, 2017. To access the replay, parties in the United States and Canada should call +1 (800) 585-8367 and use conference ID 1876019. International parties should call +1 (416) 621-4642 and enter conference ID 1876019.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including: non-GAAP net loss, non-GAAP net loss per share, non-GAAP gross profit and gross margin, non-GAAP operating loss, and Adjusted EBITDA. Adjusted EBITDA represents the net loss before interest and other expense or income, depreciation and amortization and other non-GAAP expenses.

These non-GAAP financial measures exclude non-cash stock-based compensation expense and related taxes and amortization of intangibles.

These non-GAAP financial measures are presented to provide investors with additional information regarding our financial results and core business operations. Ooma considers these non-GAAP financial measures to be useful measures of the operating performance of the company, because they contain adjustments for unusual events or factors that do not directly affect what management considers to be Ooma’s core operating performance, and are used by the company’s management for that purpose. Management also believes that these non-GAAP financial measures allow for a better evaluation of the company’s performance by facilitating a meaningful comparison of the company’s core operating results in a given period to those in prior and future periods. In addition, investors often use similar measures to evaluate the operating performance of a company.

Non-GAAP financial measures are presented for supplemental informational purposes only to aid an understanding of the company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. A limitation of the non-GAAP financial measures presented is that the adjustments relate to items that the company generally expects to continue to recognize. The adjustment of these items should not be construed as an inference that the adjusted gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP financial measures of Ooma’s financial performance and the respective non-GAAP measures should be considered together. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Ooma uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Ooma’s investor relations website in addition to following Ooma’s press releases, SEC filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, statements regarding future economic performance, finances, and expectations and objectives of management constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," "anticipates," and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management’s good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expectations include, among others: our inability to attract new customers on a cost-effective basis; our inability to retain customers; intense competition; our reliance on retailers and reseller partnerships to sell our products; our reliance on vendors to manufacture the on-premise appliances and end-point devices we sell; our reliance on third parties for our network connectivity and co-location facilities; our reliance on third parties for some of our software development, quality assurance and operations; our reliance on third parties to provide the majority of our customer service and support representatives; our limited operating history; and interruptions to our service. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including the risk factors contained in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2017, filed with the SEC on September 7, 2017. The forward-looking statements in this press release are based on information available to Ooma as of the date hereof, and Ooma disclaims any obligation to update any forward-looking statements, except as required by law.

About Ooma

Founded in 2004, Ooma creates new communications experiences for small businesses and consumers. Its smart platform serves as a communications hub, which offers cloud-based telephony, internet security, home security and other connected services. Ooma combines PureVoice™ HD call quality and innovative features with mobile applications for reliable anytime, anywhere calling. The company has been ranked the No. 1 home phone service for overall satisfaction and value for five consecutive years by the leading consumer research publication. Ooma is also partnering with connected device makers to create smarter offices and homes. Ooma is available in stores and online from leading retailers. For more information about Ooma, please visit www.ooma.com or follow us on Twitter, LinkedIn or Facebook.

Ooma, PureVoice and the Ooma logo are trademarks of Ooma, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Investor Relations:

Matthew S. Robison
Director of IR and Corporate Development
Ooma, Inc.

ir@ooma.com

(650) 300-1480

OOMA, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, amounts in thousands)

	October 31,	January 31,
	2017	2017
Assets
Current assets:
Cash and cash equivalents	$4,947	$3,990
Short-term investments	48,574	49,211
Accounts receivable, net	3,542	4,714
Inventories	6,216	5,830
Deferred inventory costs	1,132	1,620
Prepaid expenses and other current assets	3,118	1,891
Total current assets	67,529	67,256
Property and equipment, net	4,527	4,176
Intangible assets, net	293	537
Goodwill	1,117	1,117
Other assets	284	252
Total assets	$73,750	$73,338

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,206	$5,857
Accrued expenses	12,967	11,579
Deferred revenue	15,812	15,521
Total current liabilities	34,985	32,957
Other liabilities	507	561
Total liabilities	$35,492	33,518
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	126,296	117,639
Accumulated comprehensive loss	(36)	(11)
Accumulated deficit	(88,004)	(77,810)
Total stockholders' equity	38,258	39,820
Total liabilities and stockholders' equity	$73,750	$73,338

OOMA, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,	October 31,	October 31,	October 31,
	2017	2016	2017	2016
Revenue:
Subscription and services	$25,524	$23,179	$74,830	$67,086
Product and other	2,981	3,828	9,440	9,874
Total revenue	28,505	27,007	84,270	76,960

Cost of revenue:
Subscription and services	7,613	7,388	23,176	22,103
Product and other	3,726	4,276	11,314	11,316
Total cost of revenue	11,339	11,664	34,490	33,419
Gross profit	17,166	15,343	49,780	43,541

Operating expenses:
Sales and marketing	9,127	8,302	27,526	24,975
Research and development	7,476	6,244	21,360	17,824
General and administrative	3,890	3,705	11,511	11,105
Total operating expenses	20,493	18,251	60,397	53,904
Loss from operations	(3,327)	(2,908)	(10,617)	(10,363)
Other income (expense):
Interest income, net	160	95	418	259
Other (expense) income, net	(12)	(8)	5	(13)
Net loss	$(3,179)	$(2,821)	$(10,194)	$(10,117)

Net loss per share of common stock:
Basic and diluted	$(0.17)	$(0.16)	$(0.55)	$(0.58)
Weighted-average number of shares used in per share amounts:
Basic and diluted	18,725,286	17,648,251	18,407,817	17,337,682

OOMA, INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	October 31,	October 31,	October 31,	October 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(3,179)	$(2,821)	$(10,194)	$(10,117)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	2,635	2,370	8,726	7,243
Depreciation and amortization	509	498	1,604	1,320
Amortization of intangibles	80	83	244	265
Other non-cash income, net	—	—	—	(3)
Changes in operating assets and liabilities:
Accounts receivable, net	716	(388)	1,172	743
Inventories	615	(28)	(386)	419
Deferred inventory costs	64	594	488	570
Prepaid expenses and other assets	(1,368)	(316)	(1,233)	(99)
Accounts payable and other liabilities	661	296	1,707	(813)
Deferred revenue	214	120	251	296
Net cash provided by (used in) operating activities	947	408	2,379	(176)
Cash flows from investing activities:
Purchases of short-term investments	(18,354)	(11,063)	(38,898)	(44,178)
Proceeds from maturity of short-term investments	12,644	9,700	37,977	20,650
Proceeds from sale of short-term investments	450	1,350	1,350	4,366
Purchases of property and equipment	(684)	(116)	(1,747)	(1,146)
Net cash used in investing activities	(5,944)	(129)	(1,318)	(20,308)
Cash flows from financing activities:
Shares repurchased for tax withholdings on vesting of restricted stock units	(1,470)	(1,340)	(1,973)	(1,340)
Proceeds from issuance of common stock related to employee stock benefit plans	981	657	1,869	1,447
Repayment of debt related to capital leases	—	—	—	(628)
Payment of acquisition related earn-out	—	—	—	(100)
Net cash used in financing activities	(489)	(683)	(104)	(621)
Net (decrease) increase in cash and cash equivalents	(5,486)	(404)	957	(21,105)
Cash and cash equivalents at beginning of period	10,433	6,712	3,990	27,413
Cash and cash equivalents at end of period	$4,947	$6,308	$4,947	$6,308

OOMA, INC

Reconciliation of Non-GAAP Financial Measures

Impact of Non-GAAP Adjustments on Reported Net Loss

(Amounts in thousands, except percentages and per share data)

(unaudited)

Reconciliation of non-GAAP financial measures are set forth below:	Three Months Ended		Nine Months Ended
	October 31,	October 31,	October 31,	October 31,
	2017	2016	2017	2016
Revenue	$28,505	$27,007	$84,270	$76,960

GAAP gross profit	$17,166	$15,343	$49,780	$43,541
Stock-based compensation and related taxes	262	264	932	752
Amortization of intangibles	40	40	123	122
Non-GAAP gross profit	$17,468	$15,647	$50,835	$44,415

Gross margin on a GAAP basis	60%	57%	59%	57%
Gross margin on a Non-GAAP basis	61%	58%	60%	58%

GAAP operating loss	$(3,327)	$(2,908)	$(10,617)	$(10,363)
Stock-based compensation and related taxes	2,722	2,447	8,886	7,320
Amortization of intangibles	80	83	244	265
Non-GAAP operating loss	$(525)	$(378)	$(1,487)	$(2,778)

GAAP net loss	$(3,179)	$(2,821)	$(10,194)	$(10,117)
Stock-based compensation and related taxes	2,722	2,447	8,886	7,320
Amortization of intangibles	80	83	244	265
Non-GAAP net loss	$(377)	$(291)	$(1,064)	$(2,532)

GAAP basic and diluted loss per share	$(0.17)	$(0.16)	$(0.55)	$(0.58)
Stock-based compensation and related taxes	0.15	0.14	0.48	0.42
Amortization of intangibles	—	—	0.01	0.02
Non-GAAP basic and diluted loss per share	$(0.02)	$(0.02)	$(0.06)	$(0.14)

GAAP net loss	$(3,179)	$(2,821)	$(10,194)	$(10,117)
Reconciling items:
Interest and other expense, net	(148)	(87)	(423)	(246)
Depreciation and amortization	484	459	1,446	1,193
Amortization of intangibles	80	83	244	265
Stock-based compensation and related taxes	2,722	2,447	8,886	7,320
Adjusted EBITDA	$(41)	$81	$(41)	$(1,585)

Depreciation and amortization applied to Adjusted EBITDA reconciliation excludes amortization related to financing/other income.